R -                                                           $
CUSIP:  046003 HV4


             ASSOCIATES CORPORATION OF NORTH AMERICA

             5.96% SENIOR DEBENTURE DUE MAY 15, 2037


THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


PRINCIPAL AMOUNT:


MATURITY DATE:  May 15, 2037


DATED DATE:  May 21, 1997


INTEREST PAYMENT DATES:  May 15 and November 15 of each year


REGULAR RECORD DATES:    Close of business on the April 30 and October 31, as
                         the case may be, immediately preceding each Interest
                         Payment Date (whether or not a Business Day)

          ASSOCIATES CORPORATION OF NORTH AMERICA, a Delaware corporation
(the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rate described below, from the Dated Date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof and at Maturity, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Debenture (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Debentures not less than 15 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee, or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest will be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than five Business Days prior to the record date for an applicable Interest Payment Date, by wire transfer of immediately available funds; (ii) payment of principal hereof at Maturity and any interest due upon Maturity will be made in immediately available funds upon surrender of this Debenture at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate; and (iii) notwithstanding the foregoing, if indicated on the face hereof that this Debenture is a Global Security, payments in respect of the Debentures (including principal and interest) will be made by wire transfer of immediately available funds to the account of the Depositary as specified by the Depositary.

          This Debenture is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $500,000,000, all such Securities issued and to be issued under an indenture dated as of November 1, 1995 (hereinafter called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Debenture is one of a series of the Securities designated therein as 5.96% Senior Debentures due May 15, 2037 (the "Debentures").

          The Debentures are subject to repayment on May 15, 1999 and every May 15 thereafter (each and "Annual Optional Repayment Date"), in whole or in part, at the option of Holders of the Debentures, at 100% of their principal amount together with the interest payable to the date of the repayment. The repayment option may be exercised by the Holder of a Debenture for less than the entire principal amount of the Debenture, provided the principal amount which is to be repaid is equal to $1,000 or an integral multiple of $1,000. For this Debenture to be repaid at the option of the Holder, the Company must receive at its office or agency in the Borough of Manhattan, The City of New York, during the period from and including March 15 to and including April 15 or, if April 15 is not a Business Day, the next succeeding Business Day, (i) this Debenture, with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Debenture, the principal amount of the Debenture, the amount of such Debenture to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Debenture to be repaid with the form entitled "Option to Elect Repayment" set forth below duly completed will be received by the Company no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Debenture and form duly completed are received by the Company by such fifth Business Day. Either form of notice duly received by the Company during the period from and including March 15 to and including April 15 immediately preceding the Annual Optional Repayment Date shall be irrevocable. All questions as to the validity , eligibility (including time of receipt) and acceptance of any Debentures for repayment will be determined by the Company, whose determination shall be final and binding.

          The Debentures are not redeemable at the option of the Company prior to their Stated Maturity, except as follows: if, after the early repayments at the option of the Holders of the Debentures on an Annual Optional Repayment Date, the aggregate principal amount of the Debentures outstanding immediately thereafter is $25,000,000 or less, the Company may elect to redeem the Debentures in whole and not in part on the following Annual Optional Repayment Date at 100% of the principal amount thereof together with interest accrued and unpaid thereon to the Redemption Date.

          If an Event of Default with respect to the Debentures, as defined in the Indenture, shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Securities Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office of the Trustee, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          If indicated on the face hereof that this Debenture is a Global Security, it is exchangeable, in whole but not in part, for Debentures registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Debenture and a successor depositary is not appointed by the Company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debentures represented by one or more Global Security or Securities. If this Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debentures of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security; provided, that the Company shall exchange all the Global Securities representing the Debentures in such manner. Subject to the foregoing, if this Debenture is a Global Security it is not exchangeable, except for a Debenture or Debentures of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary. If not indicated on the face hereof that this Debenture is a Global Security, this Debenture is exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth.

          The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Debenture which are defined in the Indenture have the meanings set forth therein.

          THIS DEBENTURE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.


                              ASSOCIATES CORPORATION OF
                              NORTH AMERICA

[Seal]

                              By:  _____________________________
                                   Senior Vice President



Attest:



______________________
Assistant Secretary



          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series provided for under the within-mentioned Indenture.

Dated:

                              THE CHASE MANHATTAN BANK,
                              as Trustee



                              By:  _____________________________
                                   Authorized Officer

[OPTION TO ELECT REPAYMENT]

     The undersigned hereby irrevocably and instructs the Company to repay the within Debenture (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at



                                           Tax I.D. No:

     For this Debenture to be repaid at the option of the Holder, the Company must receive at its office or agency in the Borough of Manhattan, The City of New York, or at such additional place or places of which the Company shall from time to time notify the Holder of the within Debenture, during the period from and including March 15 to and including April 15 or, if April 15 is not a Business Day, the next succeeding Business Day, (i) this Debenture, with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Debenture, the principal amount of the Debenture, the amount of such Debenture to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Debenture to be repaid with the form entitled "Option to Elect Repayment" set forth below on the Debenture duly completed will be received by the Company no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Debenture and form duly completed are received by the Company by such fifth Business Day.
     If less than the entire principal amount of the within Debenture is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) which the Holder elects to have
repaid: $               ; and specify the denomination or denominations (which
shall be $1,000 or an integral multiple of $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Note or Notes to be issued to the Holder for the amount of the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
$              .

Dated:

               NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this instrument in every particular without alteration or enlargement or any other change whatsoever.

                     [FORM OF ASSIGNMENT]

                          ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ____________ Custodian _______________
                       (Cust)                  (Minor)

under Uniform Gifts to Minors Act _____________________________
                                            (State)

     Additional abbreviations may also be used though not in the above list.

                  ______________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee  ____________________________


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

_______________________________________________________________

_______________________________________________________________


the within Debenture of Associates Corporation of North America and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________  Attorney to transfer said
Debenture on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________
                         _____________________________________

                         _____________________________________
                         Notice: The signature to this assignment must
                                 correspond with the name as written
                                 on the face of the within instrument
                                 in every particular, without
                                 alteration or enlargement, or any
                                 change whatever.